UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 27, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 11, 2006, Flow International Corporation (“Flow” or the “Company”) announced that it would delay the release of its results for the first fiscal 2007 quarter ended July 31, 2006, and the filing of its Quarterly Report on Form 10-Q for the same period, and that it had commenced an independent Audit Committee investigation of allegations regarding the timing of the recognition of revenue for certain Nanojet sales in Flow Asia.

The Audit Committee is being assisted in its investigation by independent legal counsel and independent accounting consultants. Although the investigation has not been completed and final conclusions have not been reached, preliminary findings from the investigation have caused the Company, on October 27, 2006, to conclude that additional revenue related to certain of those sales should have been recognized in the fourth quarter of fiscal 2006. The Company has not yet determined the total amount of revenue that must be added to the fourth quarter of fiscal 2006, but the Company believes it to be material. These preliminary findings will likely cause the Company to restate its financial statements for fiscal 2006. Since the investigation is not yet completed, the exact nature and full extent of the restatement is not yet known. However, it is currently expected that the restatement will reflect an increase in revenue and net income in the fourth quarter of fiscal 2006. Based on these findings, the Company’s Board of Directors, upon the recommendation of its Audit Committee, concluded on October 27, 2006 that the financial statements issued by the Company relating to fiscal year 2006 and the independent registered public accounting firm’s report thereon should not be relied upon because of the errors above. The Company’s management and representatives of the Audit Committee have discussed the matters disclosed in this report with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Company estimates that as of the close of business Friday, October 27, 2006, the Company has incurred in excess of $1.2 million in incremental legal and accounting fees earned by firms supporting the Audit Committee in this investigation.

It is uncertain how long the investigation will take and when the Company will be able to issue the restated fiscal 2006 financials, or release its first quarter results and file its Quarterly Report on Form 10-Q for the first quarter of fiscal 2007, but the Company will devote all necessary resources to file such reports as soon as practicable. Due to the ongoing nature of the investigation, the reported periods affected and the financial impact described above may change as further information becomes available.

The Company has previously filed, and currently has effective, a Form S-1 Registration Statement to register the resale of the shares of common stock issued in the February 2005 PIPE (Private Investment in Public Equity) financing (the “Registration Statement”). The Registration Statement will become stale beginning on November 22, 2006 and until such time that a post effective amendment updating the Registration Statement to include the Company’s 2006 financial statements is filed and declared effective by the Securities and Exchange Commission. If the Company is unable to complete its restated fiscal 2006 financial statements and file its Form 10-Q for the first quarter so that the Company can file a post effective amendment to the Registration Statement and have it declared effective by that date, then the Registration Statement will become stale and can not be used for resales by the PIPE investors. If the Registration Statement is stale for more than 40 trading days (which need not be consecutive), then, unless the PIPE investors waive this condition, the Company will be required to pay a penalty to any PIPE investors who still hold securities from the PIPE financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary